Exhibit 99.3

KANBAY INTERNATIONAL ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE ADJOINED CONSULTING

Transaction Represents a Fundamental Transformation in the Professional Services Industry

ROSEMONT, Ill – February 14, 2006— Kanbay International, Inc. (NASDAQ: KBAY), a global IT services firm focused on the financial services industry, yesterday announced that it entered into an agreement to acquire privately-held Adjoined Consulting, Inc. (“Adjoined”), one of the fastest growing IT services firms in the United States. The purchase price of approximately $165 million includes the exchange of all outstanding stock of Adjoined for approximately $95.7 million in cash and approximately $69.3 million in Kanbay common stock.  The transaction will enhance Kanbay’s competitive position and solidify its position as a tier-one provider of IT services in the global marketplace.

Headquartered in Miami, Florida, Adjoined is a leading vertical industry-based, mid-cap consulting firm and offers a highly integrated suite of strategy and operational consulting, technology and outsourcing solutions to Global 2000 companies in the consumer and industrial products and financial services industries, as well as in life sciences and communications and media industries.  Over 95% of Adjoined’s total revenue base to date has been built organically and the company has achieved 55% cumulative revenue growth since its inception in 2000.  In addition to its rapid growth, the company has been profitable since 2001.

Raymond Spencer, Chairman and Chief Executive Officer of Kanbay commented, “Our acquisition of Adjoined is a unique opportunity to combine the capabilities and assets of two strong, profitable companies with a proven ability to blend advisory and consulting services with deep technology expertise.  Kanbay will achieve increased revenue diversity and reduced client concentration as well as a significantly enhanced customer offering.  The combination is our response to customer demands for a best-of-breed single source provider, and creates a highly agile, flexible and responsive organization that is necessary to compete in today’s changing business services landscape.

Rodney Rogers, Chairman, Chief Executive Officer and Founder of Adjoined, added, “Together, we will now cover the full spectrum of capabilities in the IT services industry and create a new standard of excellence by becoming an industry-focused, full service management consulting and technology integration firm.  Our unique model will differentiate us from the sub-$1 billion consultancies and pure offshore players and enable us to compete more efficiently with the larger firms.”

Making conservative estimates for synergies, the acquisition will be immediately cash accretive and is expected to be accretive to income on a run-rate basis within the next twelve months.  The transaction has been approved by both companies’ Board of Directors and Adjoined’s stockholders, and the acquisition is expected to close by mid-March following standard regulatory approvals and the satisfaction of other customary closing conditions.

Mr. Spencer will continue in his role as Chairman and Chief Executive Officer. Mr. Rodgers will become a Senior Managing Director at Kanbay.  Mr. Rogers will report directly to Mr. Spencer and will join Kanbay’s Global Executive Team.

Strong Strategic Fit

The Kanbay and Adjoined businesses will collectively be one of the largest IT services providers in the world.  The combined company will employ over 5,700 associates serving over 200 clients from 21 office locations in the United States, Europe, and Asia.

The acquisition is a natural next step in Kanbay’s lifecycle, and creates a strong sales force capable of selling a broader range of products to a more diversified base of clients. The acquisition also enables Kanbay to accelerate third party revenue growth and compete on a larger scale.  Further, a compelling aspect of this transaction is that Kanbay anticipates limited integration risk as both companies have additive skill sets, a complimentary business philosophy and culture.  There will be no erosion to existing service offerings in either business.

The transaction creates a leading professional services firm capable of offering customers a truly agile, highly-integrated suite of strategy and operational consulting, technology and outsourcing solutions through a proven global delivery platform.  Kanbay will offer more formal management consulting focused on customer value and operating efficiency and deepen its ERP implementation capability through Adjoined’s very strong SAP and Oracle practice.  Kanbay’s core strength in Financial Services will be enhanced and also broaden into Consumer and Industrial Products, giving the company a second strong vertical.  The addition of Adjoined will also give Kanbay a presence in the Communications & Media and Life Sciences industries.

Mr. Spencer concluded, “The combination of Kanbay and Adjoined is a transformational development for our business and the industry as a whole.  Our strategy has always been to build a blend of domain and technical expertise and this acquisition further enhances that strategy.  We have already identified a number of $1 million opportunities to cross sell our services among our existing client base, so we are very confident that we have an exciting future together.”

UBS acted as financial advisor to Kanbay and Citigroup acted as financial advisor to Adjoined.  Winston & Strawn LLP acted as legal advisor to Kanbay and Greenberg Traurig LLP acted as legal advisor to Adjoined.

Conference Call Details

Kanbay management will host a conference call on February 14, 2006, at 8:00 a.m. (ET) to discuss the Company’s results of operations as well as the definitive agreement to acquire Adjoined.  To participate in the call, domestic callers can dial (866) 510-0711 and international callers can dial (617) 597-5379. The passcode for the conference call is 82164303.  The conference call will also be webcast and accessible through Kanbay’s website at http://www.kanbay.com.  Please access the website at least fifteen minutes prior to the call to register and download any required software.  A replay of the conference call will be available for one week, until 5:00 p.m. (ET) on February 21, 2006, by dialing (888) 286-8010 for domestic callers and (617) 801-6888 for international callers.  The passcode for the replay is 65608184.  A webcast replay of the conference call will also be available for two weeks following the call, until 5:00 p.m. (ET) on February 28, 2006, through Kanbay’s website at http://www.kanbay.com.

About Kanbay

Founded in 1989, Kanbay International, Inc. (NASDAQ: KBAY) is a global IT services firm focused on the financial services industry.  With over 5,200 associates, Kanbay provides its services primarily to banking institutions, insurance companies, and securities and investment firms.  The company uses a global delivery model to provide application development, maintenance and support, software package selection and integration, business process and technology advice, and specialized services.  Kanbay is a CMM Level 5 assessed company headquartered in greater Chicago with offices in United States and India as well as Toronto, London, Melbourne, Hong Kong, Singapore and Tokyo.  Further information about Kanbay can be found at http://www.kanbay.com.

About Adjoined

Founded in 2000, Adjoined Consulting is an industry-focused, full-service management consulting, technology services and outsourcing firm that offers strategic operational consulting, leading-edge technology integration, outsourcing solutions and original, independent research.  With over 500 employees and more than 200 Global 2000 companies as clients, Adjoined focuses on solving business challenges for clients in the consumer & industrial products and financial services industries, along with delivering further vertical expertise in the communications & media and life sciences industries.  Headquartered in Miami, Adjoined also has offices in New Jersey, Boston, Phoenix, Washington, D.C., Atlanta and Tampa.  Further information on Adjoined can be found at http://www.adjoined.com.

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Forward-Looking Statements

This release contains statements relating to projections or future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any projections or future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” disclosure in our Form 10-K for the year ended December 31, 2004.

This release also contains forward-looking statements that involve risks and uncertainties relating to whether and when the acquisition of Adjoined will be consummated. The closing of the transaction and the closing date are subject to the satisfaction of agreed upon closing conditions could result in a failure of or delay in closing the transaction.  Kanbay assumes no obligation to update forward-looking statements.